SCHEDULE 14A
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Barings Corporate Investors
Barings Participation Investors

(Name of Registrant as Specified in Its Charter)

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FOR IMMEDIATE RELEASE

BARINGS CORPORATE INVESTORS

BARINGS PARTICIPATION INVESTORS

CHANGE OF LOCATION OF THE JOINT ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 23, 2020

Charlotte, NC, April 9, 2020. Barings Corporate Investors (NYSE: MCI) and Barings Participation Investors (NYSE: MPV), each a registered closed-end investment company, announced today that the location of the 2020 Joint Annual Meeting of Shareholders (the “Meeting”) of Barings Corporate Investors and Barings Participation Investors (each, a “Fund” and collectively, the “Funds”) has been changed. As previously announced, the Meeting will be held on Thursday, April 23, 2020 at 11:00 a.m. Eastern Time. In light of public health concerns regarding the coronavirus pandemic, the Meeting will be held in a virtual or telephonic meeting format only. Shareholders will not be able to attend the Meeting in person.

As described in the proxy materials for the Meeting previously distributed, any shareholder of record of Barings Corporate Investors or Barings Participation Investors as of the close of business on February 28, 2020 is entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. To participate in the Meeting, please register at http://viewproxy.com/barings/broadridgevsm. Shareholders must also enter the control number found on the shareholder’s proxy card, voting instruction form or notice previously received. Shareholders may vote during the Meeting by following the instructions available on the Meeting website during the Meeting. If you have any technical difficulties, you may call 866-612-8937.

Whether or not a shareholder plans to attend the Meeting, the Funds urge shareholders to vote and authorize the shareholder’s proxy in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. The Proxy Statement is available on the Internet at www.barings.com/mci or www.barings.com/mpv . The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be exercised to vote a shareholder’s shares in connection with the Meeting.

About Barings
Barings is a $335+ billion* global financial services firm dedicated to meeting the evolving investment and capital needs of our clients and customers. Through active asset management and direct origination, we provide innovative solutions and access to differentiated opportunities across public and private capital markets. A subsidiary of MassMutual, Barings maintains a strong global presence with business and investment professionals located across North America, Europe and Asia Pacific.

*As of December 31, 2019

20-1147806

Media Contact

Cheryl Krauss
Communications
300 South Tryon Street
Charlotte, NC 28202
Cheryl.Krauss@barings.com